Exhibit 23.2









     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in this Prospectus Supplement of Georgia Power Series 2006A Senior Insured Quarterly Notes due December 15, 2040 comprising part of the Registration Statement (No. 333-121202) of our report dated March 7, 2006 relating to the financial statements of XL Financial Assurance Ltd., which appears as Exhibit 99.2 in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus Supplement.




      /s/ PricewaterhouseCoopers
      PricewaterhouseCoopers
      Chartered Accountants

      Hamilton, Bermuda
      December 4, 2006